Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	Marie T. van Luling
	Chief Financial Officer	Corporate Communications
	(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1584

BANCORP RHODE ISLAND, INC. ANNOUNCES 2005 YEAR- END

EARNINGS OF $9.6 MILLION; AN 11 PERCENT INCREASE OVER 2004

Fourth Quarter Earnings are $2.2 Million

PROVIDENCE, R.I.--(BUSINESS WIRE)—January 24, 2006--Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced net income for the year ending December 31, 2005 was $9.6 million, an 11 percent increase over 2004 net income of $8.6 million.

The company’s diluted earnings per share (EPS) for 2005 was $2.04, unchanged from a year ago.

Total deposits reached $981.0 million in 2005, an 11 percent increase from $880.7 million in 2004.

The bank’s commercial loan portfolio grew to $438.3 million, up nine percent from a total of $402.8 million at year-end 2004. Consumer loans also grew 23 percent from $167.4 million at year-end 2004 to $206.5 million at year-end 2005. Nonperforming loans remain at nominal levels.

"We’re pleased with our year-over-year results in what is a difficult rate environment. We were able to increase net income by 11 percent while making key investments in our business lines and branch network. We also made significant strides in our management and personnel strength, and we increased our capital base,” said Merrill W. Sherman, president and chief executive officer, Bancorp Rhode Island, Inc. “We believe all of these investments and changes better position us for solid growth,” she added.

The bank’s net interest margin for the year decreased nine basis points from 3.44 percent in 2004 to 3.35 percent in 2005.

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Exhibit 99.1

FOURTH QUARTER RESULTS

Net income for the fourth quarter of 2005 was $2.2 million. This represents a two percent decrease over the $2.3 million earned in the fourth quarter of 2004.

The company's diluted EPS was $0.46 for the fourth quarter of 2005, down 15 percent from $0.54 in the fourth quarter of 2004.

The bank’s net interest margin for the fourth quarter 2005 was flat at 3.25 percent, compared to the third quarter 2005. This marked a decrease compared to the fourth quarter of 2004 with net interest margin reported at 3.47 percent.

DIVIDEND DECLARED/EARNINGS CONFERENCE CALL SET

The Company's Board of Directors approved a dividend of $0.15 per share. The dividend will be paid on March 7, 2006 to shareholders of record as of February 14, 2006.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Wednesday, January 25, to discuss its 2005 earnings and the Company's plans and prospects for 2006. The conference call can be accessed by dialing toll free (800-231-5571). A webcast of the call will also be available on the Company’s website, www.bankri.com.

There will be a playback of the call available until 11:59 p.m. on Friday, January 27. The replay dial-in number is (877) 519-4471. When prompted, enter the conference ID number 6915281.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights

		December 31,	December 31,
		2005	2004
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets		$1,442,279	$1,239,069
Total Loans		950,806	886,301
Nonperforming Loans		415	733
Allowance for Loan Losses		12,168	11,906
Allowance for Nonperforming Loans		2932.05%	1624.28%
Allowance to Total Loans		1.28%	1.34%
Total Deposits		980,969	880,674
Total Shareholders’ Equity		104,832	78,923

Book Value Per Share		$22.21	$19.68
Tangible Book Value Per Share		$19.83	$16.99

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Average Balance Sheet Data:	(Dollars in millions)

Average Total Assets	$1,416	$1,220	$1,348	$1,168

Average Total Loans	939	884	916	849

Average Total Interest-bearing Liabilities	1,126	968	1,070	917

Average Total Equity	104	78	96	75

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Income Statement Data:	(Dollars in thousands, except per share data)

Interest Income	$18,845	$15,388	$69,520	$57,719
Interest Expense	7,852	5,193	26,619	19,625
Net Interest Income	10,993	10,195	42,901	38,094
Provision for Loan Losses	410	200	1,474	900
Noninterest Income	2,173	2,340	9,274	8,581
Noninterest Expense	9,494	8,929	36,292	32,865
Income Before Taxes	3,262	3,406	14,409	12,910
Income Taxes	1,027	1,129	4,840	4,296
Net Income	$2,235	$2,277	$9,569	$8,614

Data Per Common Share:

Earnings Per Common Share - Basic	$0.47	$0.57	$2.14	$2.17

Earnings Per Common Share - Diluted	$0.46	$0.54	$2.04	$2.04

Average Common Shares Outstanding - Basic	4,712,338	4,000,147	4,478,081	3,975,413

Average Common Shares Outstanding - Diluted	4,898,342	4,254,078	4,697,134	4,222,856

Selected Operating Ratios:

Net Interest Margin	3.25%	3.47%	3.35%	3.44%

Return on Assets	0.63%	0.74%	0.71%	0.74%

Return on Equity	8.56%	11.66%	9.98%	11.53%

Efficiency Ratio (1)	72.11%	71.23%	69.56%	70.41%

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2005	2004
	(In thousands)
ASSETS:
Cash and due from banks	$30,177	$21,585
Overnight investments	10,370	14,094
Total cash and cash equivalents	40,547	35,679
Investment securities available for sale (amortized cost of $153,328 and $103,953 at December 31, 2005 and December 31, 2004, respectively)	150,959	104,600
Mortgage-backed securities available for sale (amortized cost of $237,449 and $159,581 at December 31, 2005 and December 31, 2004, respectively)	234,858	159,946
Stock in Federal Home Loan Bank of Boston	16,062	13,229
Loans and leases receivable:
Commercial loans and leases	438,309	402,770
Residential mortgage loans	306,016	316,135
Consumer and other loans	206,481	167,396
Total loans and leases receivable	950,806	886,301
Less allowance for loan and lease losses	(12,168)	(11,906)
Net loans and leases receivable	938,638	874,395
Premises and equipment, net	14,858	11,857
Goodwill	11,234	10,766
Accrued interest receivable	6,965	5,666
Investment in bank-owned life insurance	18,824	18,132
Prepaid expenses and other assets	9,334	4,799
Total assets	$ 1,442,279	$ 1,239,069

LIABILITIES:
Deposits:
Demand deposit accounts	$185,089	$167,682
NOW accounts	89,594	108,159
Money market accounts	12,122	16,489
Savings accounts	341,115	339,836
Certificate of deposit accounts	353,049	248,508
Total deposits	980,969	880,674
Overnight and short-term borrowings	26,238	18,050
Wholesale repurchase agreements	20,000	--
Federal Home Loan Bank of Boston borrowings	279,973	234,778
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	11,709	8,086
Total liabilities	1,337,447	1,160,146

SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,719,126 shares and 4,010,554 shares,
respectively	47	40
Additional paid-in capital	65,768	42,852
Retained earnings	42,241	35,373
Accumulated other comprehensive (loss) income, net	(3,224)	658
Total shareholders' equity	104,832	78,923
Total liabilities and shareholders' equity	$ 1,442,279	$ 1,239,069

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$7,544	$6,322	$28,015	$23,092
Residential mortgage loans	3,903	4,069	15,670	17,087
Consumer and other loans	2,932	2,070	10,137	6,933
Mortgage-backed securities	2,681	1,663	9,313	5,709
Investment securities	1,541	1,097	5,537	4,452
Overnight investments	49	56	201	138
Federal Home Loan Bank of Boston stock dividends	195	111	647	308
Total interest and dividend income	18,845	15,388	69,520	57,719
Interest expense:
NOW accounts	121	211	590	1,172
Money market accounts	57	53	235	213
Savings accounts	1,363	1,073	4,734	3,899
Certificate of deposit accounts	2,775	1,462	8,962	5,638
Overnight and short-term borrowings	233	53	652	157
Wholesale repurchase agreements	125	--	276	--
Federal Home Loan Bank of Boston borrowings	2,840	2,056	9,898	7,505
Subordinated deferrable interest debentures	338	285	1,272	1,041
Total interest expense	7,852	5,193	26,619	19,625
Net interest income	10,993	10,195	42,901	38,094
Provision for loan and lease losses	410	200	1,474	900
Net interest income after provision for loan and lease losses	10,583	9,995	41,427	37,194
Noninterest income:
Service charges on deposit accounts	1,150	1,140	4,561	4,514
Commissions on nondeposit investment products	127	215	849	973
Income from bank-owned life insurance	182	163	691	641
Loan related fees	217	232	1,024	541
Commissions on loans originated for others	53	19	184	71
Gain (loss) on sale of investment securities	--	18	--	350
Gain (loss) on sale of mortgage-backed securities	--	(260)	181	(260)
Gain on sale of premises and equipment	--	535	--	535
Other income	444	278	1,784	1,216
Total noninterest income	2,173	2,340	9,274	8,581
Noninterest expense:
Salaries and employee benefits	4,992	4,484	19,476	17,072
Occupancy	828	662	3,126	2,669
Equipment	374	394	1,569	1,591
Data processing	646	776	2,759	2,832
Marketing	397	384	1,584	1,429
Professional services	532	811	2,017	1,965
Loan servicing	259	322	968	1,092
Loan workout and other real estate owned expense	119	32	217	110
Other expenses	1,347	1,064	4,576	4,105
Total noninterest expense	9,494	8,929	36,292	32,865
Income before income taxes	3,262	3,406	14,409	12,910
Income tax expense	1,027	1,129	4,840	4,296
Net income	$2,235	$2,277	$9,569	$8,614

Per share data:
Basic earnings per common share	$ 0.47	$ 0.57	$ 2.14	$ 2.17
Diluted earnings per common share	$ 0.46	$ 0.54	$ 2.04	$ 2.04

Average common shares outstanding - basic	4,712,338	4,000,147	4,478,081	3,975,413
Average common shares outstanding - diluted	4,898,342	4,254,078	4,697,134	4,222,856